Exhibit 23.2




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-87110) and related Prospectus of Ligand Pharmaceuticals for the registration of 4,252,500 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2000, with respect to the consolidated financial statements and schedules of Ligand Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

San Diego, California
June 25, 2002